Exhibit 99.1

Sigma Labs Announces First Quarter Financial Results

Revenue Nearly Doubles Year-over-Year; Growth Trajectory on Track

SANTA FE, N.M. – May 12, 2016 – Sigma Labs, Inc. (OTCQB: SGLB) (“Sigma Labs” or the “Company”), a developer of advanced, in process, non-destructive quality inspection systems for metal-based additive manufacturing (“AM”) and other advanced manufacturing technologies, today announced financial results for the three months ended March 31, 2016.

Recent Highlights

•	Posted revenue of approximately $0.4 million for the quarter, principally driven by sales of PrintRite3D® systems and associated software licenses, versus approximately $0.2 million for the same period in 2015

•	Announced agreements to expand Sigma Labs’ presence in Europe and Asia through relationships with Spartacus3D and Creatz3D, respectively, paving the way for international growth

•	Participated in many industry events including the Additive Manufacturing Users Group (AMUG) Conference in St. Louis and will be at the upcoming Rapid 2016 Conference in Orlando

•	Completed a reverse stock split of all issued and outstanding common shares, on a 1-for-100 basis, in order to, among other things, pursue an uplisting onto a national stock exchange

•	Met with shareholders at Annual Meeting and received approval on all ballot measures presented

“The year got off to a great start with many accomplishments under our belt,” said Mark Cola, President & CEO of Sigma Labs. “First quarter revenue nearly doubled year-over-year due to continued momentum across our core PrintRite3D® software applications, and we completed a reverse stock split that should help attract new investors to the Company going forward. At the same time, we participated in leading industry events and formed long-term partnerships with Spartacus3D and Creatz3D to accelerate our growth overseas – initiatives that we believe will lead to new contract awards in the quarters to come. Overall, we are energized by the initial underpinnings of demand we see forming in the marketplace and are dedicated to rapidly increasing software trials, driving customer adoption, and providing a path to profitability.”

2016 First Quarter Financial Results

Revenue for the three months ended March 31, 2016 was approximately $0.4 million versus approximately $0.2 million for the same period in 2015. The Company reported a net loss for the first quarter of approximately $0.5 million, or $(0.08) per diluted share, versus a similar loss of approximately $0.4 million, or $(0.06) per diluted share, for the first quarter of 2015.

Investor Conference Call

The Company will host a conference call to discuss its 2016 first quarter financial results today, May 12, 2016, at 11:00 a.m. Eastern Time. To participate in the call, please dial toll free 1-866-652-5200, or 1-412-317-6060, approximately five minutes before the conference call time stated. A live webcast of the call can also be accessed on the Sigma Labs website at www.sigmalabsinc.com. A recording will be available on the Company's website upon completion of the call.

About Sigma Labs, Inc.

Sigma Labs, Inc. develops and engineers advanced, in-process, non-destructive quality inspection systems for commercial firms worldwide seeking productive solutions for metal-based additive manufacturing or 3D printing, and other advanced manufacturing technologies.  For more information please visit us at www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements often contain words such as "expects," "anticipates," "intends," "believes" or "will." Our forward-looking statements are subject to a number of risks, uncertainties and assumptions that could adversely affect us, including the risks set forth in our annual report on Form 10-K. The forward-looking statements in this press release are made only as of the date of this press release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Chris Witty

cwitty@darrowir.com; 646-438-9385

Sigma Labs, Inc.

Unaudited Condensed Statements of Operations

Three Months Ended March 31, 2016 and 2015

	Three Months Ended	Three Months Ended
	March 31, 2016	March 31, 2015

INCOME
Services	$358,455	$185,686
Total Revenue	358,455	185,686

COST OF SERVICE REVENUE	107,581	24,867

GROSS PROFIT	250,874	160,819

EXPENSES
Other General and Administration	395,488	267,703
Payroll Expense	215,589	72,660
Stock-Based Compensation	71,551	122,750
Research and Development	39,071	70,147
Total Expenses	721,699	533,260

OTHER INCOME (EXPENSE)
Interest Income	158	560
Total Other Income (Expense)	158	560

INCOME (LOSS) BEFORE INCOME TAXES	(470,667)	(371,881)

Current Income Tax Expense	-	-

Deferred Income Tax Expense	-	-

Net Income (Loss)	$(470,667)	$(371,881)

Loss per Common Share - Basic and Diluted	$(0.08)	$(0.06)

Weighted Average Number of Shares
Outstanding - Basic and Diluted	6,233,729	6,206,220

Sigma Labs, Inc.

Unaudited Condensed Balance Sheets

March 31, 2016 and December 31, 2015

	March 31, 2016	December 31, 2015
ASSETS
Current Assets
Cash	$1,086,363	$1,539,809
Accounts Receivable, net	381,309	280,222
Inventory	94,186	20,129
Prepaid Assets	38,862	55,484
Total Current Assets	1,600,720	1,895,644

Other Assets
Property and Equipment, net	697,316	714,754
Intangible Assets, net	197,630	167,644
Investment in Joint Venture	9,222	9,222
Total Other Assets	904,168	891,620

TOTAL ASSETS	$2,504,888	$2,787,264

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$144,026	$38,393
Accrued Expenses	82,630	71,523
Total Current Liabilities	226,656	109,916

TOTAL LIABILITIES	226,656	109,916

Stockholders' Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized;
None issued and outstanding	-	-
Common Stock, $0.001 par; 7,500,000 shares authorized;
6,232,778 issued and 6,210,278
outstanding at March 31, 2016 and
6,239,073 issued and 6,206,573
outstanding at December 31, 2015 and	6,233	6,239
Additional Paid-In Capital	10,579,536	10,636,979
Less Deferred Compensation
22,500 and 32,500 common shares, respectively	(272,750)	(401,750)
Retained Earnings (Deficit)	(8,034,787)	(7,564,120)
Total Stockholders' Equity	2,278,232	2,677,348

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,504,888	$2,787,264